OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: 212-753-7200

                                  May 29, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

               Re:    GST Telecommunications, Inc. -
                      Registration Statement on Form S-8

Gentlemen:

               Reference is made to the Registration Statement on Form S-8 filed the date hereof with the Securities and Exchange Commission (the "Registration Statement") by GST Telecommunications, Inc., a federally chartered Canadian corporation (the "Company"). The Registration Statement relates to an aggregate of 3,100,000 Common Shares without par value of the Company (the "Shares"), consisting of (i) 600,000 Shares to be issued and sold by the Company in accordance with the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"), (ii) 600,000 Shares to be issued and sold by the Company in accordance with the Company's 1996 Senior Executive Officer Stock Option Plan, as amended (the "Senior Executive Officer Plan"), (iii) 900,000 Shares to be issued and sold by the Company in accordance with the Company's 1996 Senior Operating Officer Stock Option Plan, as amended (the "Senior Operating Officer Plan"), and
(iv) 1,000,000 Shares to be issued and sold by the Company in accordance with the Company's 1997 Stock Option Plan, as amended (the "1997 Plan" and together with the 1996 Plan, the Senior Executive Officer Plan and the Senior Operating Officer Plan, the "Plans").

               We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Articles of Incorporation and By-laws of the Company, each as amended to date, minutes of meetings of the Board of Directors and shareholders of the Company, the Plans and such other documents, instruments and certificates of officers and representatives of the



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Securities and Exchange Commission
May 29, 1998

Page -2-

Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

               Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Plans, will be duly and validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. With respect to the opinion set forth above, we have relied exclusively upon the opinion of McCarthy Tetrault, Vancouver, British Columbia.

               We advise you that Stephen Irwin, the Vice Chairman of the Board and Secretary of the Company, is of counsel to this firm. Mr. Irwin owns 76,345 Common Shares of the Company and options and warrants to purchase an aggregate of 600,000 Shares, the resale of 200,000 of which Shares is being registered pursuant to the Registration Statement. In addition, other attorneys affiliated with this firm hold Common Shares and/or options to purchase Common Shares.

               We consent to the reference to this firm under the caption "Legal Matters" in the resale prospectus contemplated by the rules and regulations under the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                    ------------------------------------------
                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP